U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                              ---------------------
                                    FORM 8-K
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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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                                 January 2, 2002
                Date of Report (Date of earliest event reported)




                      CREATIVE TECHNOLOGIES HOLDINGS, INC.
                    -- -------------------------------------
                 (Name of Small Business Issuer in its charter)


            Nevada                                               88-0409146
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(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


1800 Century Park East, Suite 600
      Los Angeles, California                                      90067
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(Address of principal executive offices)                         (Zip code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

SHARE DISTRIBUTION RESCISSION

         On January 2, 2002, the Board of Directors of Creative Technologies Holdings, Inc. ("Company"), by and through written consent, voted to rescind the previously approved share distribution. On November 6, 2001, the Company filed a Form 8-K wherein the following was stated:

         "Creative Technologies Holdings, Inc. ("Company"), by unanimous written consent of its Board of Directors dated November 5, 2001, has approved the distribution of one (1) share of its wholly-owned subsidiary, Creative Technology & Interactive Entertainment Group, Inc., to each Company stockholder on record as of September 30, 2001. The distribution shall take effect no later than November 30, 2001. As a result of the distribution, all Company shareholders of record on September 30, 2001 will become shareholders of the subsidiary."

         However, due to unforeseen financial circumstances and upon the advice of consultants, the Company is unable to fulfill the distribution. The Board wishes to apologize for any inconvenience this may have caused.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 2, 2002                      CREATIVE TECHNOLOGIES HOLDINGS, INC.



                                            By: /s/ Chris Albornoz
                                                --------------------------------
                                                Chris Albornoz
                                                President